Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
First Financial Holdings, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-57855, 333-67387, 333-60038, 333-119289) on Forms S-8 of First Financial Holdings, Inc. and subsidiaries of our report dated December 14, 2005, with respect to the consolidated statements of financial condition of First Financial Holdings, Inc. and subsidiaries as of September 30, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended September 30, 2005, management's assessment of the effectiveness of internal control over financial reporting as of September 30, 2005, and the effectiveness of internal control over financial reporting as of September 30, 2005, which reports appear in the September 30, 2005 annual report on Form 10-K of First Financial Holdings, Inc.

/s/  KPMG LLP

Raleigh, North Carolina
December 14, 2005

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